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                                                                   EXHIBIT 23(a)



                     Consent of Independent Public Accounts



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 17, 1995, incorporated by reference and our report dated June 19, 1995, included in First Tennessee National Corporation's Form 10-K for the year ended December 31, 1994, and to all references to our firm included in this registration statement.



                                                             Arthur Andersen LLP



Memphis, Tennessee,
October 30, 1995.